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Exhibit 3.1
(Certificate of Incorporation of
Real Mex Restaurants, Inc.)

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
ACAPULCO ACQUISITION CORP.

        ACAPULCO ACQUISITION CORP., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

        1.     The date of filing of Acapulco Acquisition Corp.'s original Certificate of Incorporation with the Secretary of State was May 15, 1998.

        2.     This Amended and Restated Certificate of Incorporation restates, integrates and amends the Certificate of Incorporation of this Corporation such that the text of the Certificate of Incorporation shall now read as follows:

ARTICLE I

        Name.    The name of the Corporation is Acapulco Acquisition Corp. (the "Corporation").

ARTICLE II

        Registered Office and Registered Agent.    The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

ARTICLE III

        Purpose.    The purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware and to possess and exercise all of the powers and privileges granted by such law and any other law of Delaware.

ARTICLE IV

        Authorized Capital.    (A) The aggregate number of shares which the Corporation is authorized to issue is 1,100,000 shares, divided into three (3) classes consisting of 100,000 shares of Preferred Stock, par value $.001 per share ("Preferred Stock"); 500,000 shares of Class A Common Stock, par value $.001 per share ("Class A Common Stock"); and 500,000 shares of Class B Common Stock, par value $.001 per share ("Class B Common Stock"). Class A Common Stock and Class B Common Stock are hereinafter sometimes collectively referred to as "Common Stock".

        (B)  The following is a statement of the designations, preferences, qualifications, limitations, restrictions and the special or relative rights granted to or imposed upon the shares of each such class, and the authority expressly granted to the Board of Directors of the Corporation to fix any such provisions of the Preferred Stock not fixed in this Certificate.

          (1)   Class A and Class B Common Stock: Except as otherwise provided herein, all shares of Class A Common Stock and Class B Common Stock will be identical and will entitle the holders thereof to the same rights and privileges.

          (a)   Dividends. Holders of Common Stock will be entitled to receive such dividends as may be declared by the Board of Directors, provided that if dividends are declared which are payable in shares of Class A Common Stock or Class B Common Stock, dividends will be declared which are payable at the same rate on each class of Common Stock and the dividends payable in shares of Class A Common Stock will be payable to holders of Class A Common Stock and the dividends payable in shares of Class B Common Stock will be payable to holders of Class B Common Stock.

          (b)   Conversion. Each record holder of Class A Common Stock will be entitled to convert any or all of such holder's Class A Common Stock into the same number of shares of Class B Common Stock and each record holder of Class B Common Stock will be entitled to convert any or all of the shares of such holder's Class B Common Stock into the same number of shares of Class A Common Stock; provided, however, that at the time of conversion of shares of Class B Common Stock into shares of Class A Common Stock such holder would be permitted, pursuant to applicable law (including, without limitation, the Bank Holding Company Act of 1956, as amended, and any other applicable banking laws of the United States of America and the rules and regulations promulgated thereunder), to hold the total number of shares of Class A Common Stock which he would hold after giving effect to such conversion.

          Each conversion of shares of one class of Common Stock into shares of another class of Common Stock will be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the Corporation at any time during normal business hours, together with a written notice by the holder of such shares stating the number of shares that any such holder desires to convert into the other class of Common Stock. Such conversion will be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered and such notice has been received by the Corporation, and at such time the rights of any such holder with respect to the converted class of Common Stock will cease and the person or persons in whose name or names the certificate or certificates for shares of the other class of Common Stock are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of such other class of Common Stock represented thereby.

          Promptly after such surrender and the receipt by the Corporation of the written notice from the holder hereinbefore referred to, the Corporation will issue and deliver in accordance with the surrendering holder's instructions the certificate or certificates for the other class of Common Stock issuable upon such conversion and a certificate representing any shares of Common Stock which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted. The issuance of certificates for the other class of Common Stock upon conversion will be made without charge to the holder or holders of such shares for any issuance tax (except stock transfer taxes) in respect thereof or other cost incurred by the Corporation in connection with such conversion.

          (c)   Transfers. The Corporation will not close its books against the transfer of any share of Common Stock, or of any share of Common Stock issued or issuable upon conversion of shares of the other class of Common Stock, in any manner that would interfere with the timely conversion of such shares of Common Stock.

          (d)   Subdivision and Combinations of Shares. If the Corporation in any manner subdivides or combines the outstanding shares of any class of Common Stock, the outstanding shares of the other class of Common Stock will be proportionately subdivided or combined.

          (e)   Reservation of Shares for Conversion. So long as any shares of any class of Common Stock are outstanding, the Corporation will at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock and Class B Common Stock (or any shares of

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  Class A Common Stock or Class B Common Stock which are held as treasury shares), the number of shares sufficient for issuance upon conversion.

          (f)    Distribution of Assets. In the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, holders of Common Stock will be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders after all amounts to which the holders of Preferred Stock are entitled have been paid or set aside in cash for payment.

          (g)   Voting Rights. Except as otherwise required by law, and subject to the terms of any Preferred Stock, the holders of Class A Common Stock shall have the general right to vote for all purposes, including the election of directors, and shall be entitled to one vote for each share thereof held; provided that holders of Class A Common Stock shall not, except as required by law, have the right to approve amendments to the terms of any Preferred Stock the issuance of which was authorized by the Board of Directors. Except as otherwise required by law, the holders of Class B Common Stock shall have no voting rights.

          (h)   Merger, etc. In connection with any merger, consolidation, or recapitalization in which holders of Class A Common Stock generally receive, or are given the opportunity to receive, consideration for their shares (a) all holders of Class B Common Stock shall be given the opportunity to receive the same form of consideration for their shares as is received by holders of Class A Common Stock and (b) holders of Class B Common Stock shall be entitled to receive the same amount of consideration per share as received by holders of Class A Common Stock.

        (2)   Preferred Stock:

          (a)   Issue in Series. Preferred Stock may be issued from time to time in one or more series, each such series to have the terms stated herein and in the resolution of the Board of Directors of the Corporation providing for its issue. All shares of any one series of Preferred Stock will be identical, but shares of different series of Preferred Stock need not be identical or rank equally except insofar as provided by law or herein.

          (b)   Creation of Series. The Board of Directors is authorized, at any time and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series with such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors (as such resolutions may be amended by a resolution or resolutions subsequently adopted by the Board of Directors), and as are not stated and expressed in this Amended and Restated Certificate of Incorporation including, but not limited to, determination of any of the following:

            (i)    The distinctive designation of the series and the number of shares which will constitute the series, which number may be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors;

            (ii)   The dividend rate and the times of payment of dividends on the shares of the series, whether dividends will be cumulative, and if so, from what date or dates;

            (iii)  The price or prices at which, and the terms and conditions on which, the shares of the series may be redeemed at the option of the Corporation;

            (iv)  Whether or not the shares of the series will be entitled to the benefit of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if so entitled, the amount of such fund and the terms and provisions relative to the operation thereof;

            (v)   Whether or not the shares of the series will be convertible into, or exchangeable for, any other shares of stock of the Corporation or other securities, and if so convertible or

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    exchangeable, the conversion price or prices, or the rates of exchange, and any adjustments thereof, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

            (vi)  The rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

            (vii) Whether or not the shares of the series will have priority over or be on a parity with or be junior to the shares of any other series or class in any respect or will be entitled to the benefit of limitations restricting the issuance of shares of any other series or class having priority over or being on a parity with the shares of such series in any respect, or restricting the payment of dividends on or the making of other distributions in respect of shares of any other series or class ranking junior to the shares of the series as to dividends or assets, or restricting the purchase or redemption of the shares of any such junior series or class, and the terms of any such restriction;

            (viii) Whether the series will have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights; and

            (ix)  Any other preferences, qualifications, privileges, options and other relative or special rights and limitations of that series.

          (c)   Dividends. Holders of Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available for the payment thereof, dividends at the rates fixed by the Board of Directors for the respective series, and no more, before any dividends shall be declared and paid, or set apart for payment, on Common Stock with respect to the same dividend period.

          (d)   Preference of Liquidation. In the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, holders of each series of Preferred Stock will be entitled to receive the amount fixed for such series plus, in the case of any series on which dividends will have been determined by the Board of Directors to be cumulative, an amount equal to all dividends accumulated and unpaid thereon to the date of final distribution whether or not earned or declared before any distribution shall be paid, or set aside for payment, to holders of Common Stock. If the assets of the Corporation are not sufficient to pay such amounts in full, holders of all shares of Preferred Stock will participate in the distribution of assets ratably in proportion to the full amounts to which they are entitled or in such order or priority, if any, as will have been fixed in the resolution or resolutions providing for the issue of the series of Preferred Stock. Neither the merger nor consolidation of the Corporation into or with any other corporation, nor a sale, transfer or lease of all or part of its assets, will be deemed a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph except to the extent specifically provided for herein.

          (e)   Redemption. The Corporation, at the option of the Board of Directors, may redeem all or part of the shares of any series of Preferred Stock on the terms and conditions fixed for such series.

          (f)    Voting Rights. Except as otherwise required by law or as otherwise provided herein, the holders of Preferred Stock shall have no voting rights and shall not be entitled to any notice of meeting of stockholders.

ARTICLE V

        Prohibitions and Restrictions Imposed by Indebtedness.    To the extent that any action required to be taken by the Corporation under this Restated Certificate of Incorporation shall be prohibited or

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restricted by the terms of any contract or instrument to which the Corporation is a party in respect of the incurrence of indebtedness, such Corporation's actions shall be delayed until such time as such prohibition or restriction is no longer in force.

ARTICLE VI

        By-laws.    In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is authorized to adopt, amend or repeal the By-Laws of the Corporation, except as otherwise specifically provided therein.

ARTICLE VII

        Consent of Stockholders in Lieu of Meeting.    Any action required to be taken, or which may be taken, at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of shares of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded; provided that prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE VIII

        Board of Directors.    (A) General Powers. The property, affairs and business of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may exercise all the powers of the Corporation and do all lawful acts and things which are not reserved to the stockholders by law or by this Restated Certificate of Incorporation.

        (B)  Number, Qualification, Term of Office and Election. The number of Directors shall be such as the Board of Directors may from time to time by resolution direct. Directors need not be stockholders. Each Director shall hold office for one (1) year and until his successor, if any, is elected and qualified or until his earlier death, resignation or removal. Directors need not be elected by ballot, except upon demand of any stockholder.

        (C)  Quorum and Manner of Action. Except as otherwise provided by law, a majority of the number of the Board of Directors shall be required to constitute a quorum for the transaction of business at any meeting. The act of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, provided however, that so long as Bruckmann, Rosser, Sherrill & Co., L.P., a Delaware limited partnership ("BRS"), owns in the aggregate at least 5% of the outstanding Common Stock of the Corporation on a fully diluted basis, such majority must include a Director nominated by BRS in order to constitute a valid act of the Board of Directors. In the absence of a quorum, a majority of the Directors present may adjourn any meeting from time to time until a quorum be had. Notice of any adjourned meeting need not be given if the time and place thereof are announced at the meeting at which adjournment is taken. The Directors shall act only as a board and individual Directors shall have no power as such.

        (D)  Place of Meeting, etc. The Board of Directors may hold its meetings, have one or more offices, and keep the books and records of the Corporation, at such place or places within or without the State of Delaware, as the Board of Directors may from time to time determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

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        (E)  Regular Meetings. A regular meeting of the Board of Directors shall be held as soon as practicable after each annual meeting of stockholders, for the election of officers and the transaction of other business, and other regular meetings of said Board of Directors shall be held at such times and places as said Board shall direct. No notice shall be required for any regular meeting of the Board of Directors but a copy of every resolution fixing or changing the time or place of regular meetings shall be mailed to every Director at least five days before the first meeting held pursuant to such resolution.

        (F)  Special Meetings: Notice and Waiver of Notice. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Secretary on the request of the Chairman of the Board, the President or any two Directors. The Secretary or an Assistant Secretary shall give notice of the time and place of each special meeting by mailing a written notice of the same to each Director at his last known post office address or usual place of business at least five days before the meeting or by causing the same to be delivered personally or to be transmitted by telegraph, cable, telephone or orally at least 24 hours before the meeting to each Director. Neither the business to be transacted at, nor the purpose of any special meeting of the Board of Directors need be specified in any notice or written waiver of notice unless so required by law or this Restated Certificate of Incorporation. Notice of any meeting of the Board of Directors need not be given to any Director if he shall sign a written waiver thereof either before or after the time stated therein, or if he shall be present at the meeting and participate in the business transacted thereat, except if a Director attends for the purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Unless limited by law, this Restated Certificate of Incorporation, or the terms of the notice thereof, any and all business may be transacted at any special meeting.

        (G)  Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes or proceedings of the Board of Directors or committee.

        (H)  Organization. At each meeting of the Board of Directors, the Chairman of the Board, or, in his absence or nonelection, the President, or, in the absence of both of the foregoing officers, a Director chosen by a majority of the Directors, shall act as chairman of the meeting. The Secretary, or in his absence, an Assistant Secretary, or in the absence of both the Secretary and Assistant Secretary, any person appointed by the Chairman, shall act as secretary of the meeting.

        (I)   Resignations. Any Director of the Corporation may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the Corporation. The resignation of any Director shall take effect immediately unless a date certain specified therein for it to take effect, in which event it shall be effective upon such date, and the acceptance of such resignation shall not be necessary to make it effective, irrespective of whether the resignation is tendered subject to such acceptance.

        (J)   Removal of Directors. Any Director may be removed from office, with or without cause, at any time, by the holders of a majority of the shares then entitled to vote at an election of Directors, and the vacancy in the Board of Directors caused by any such removal may be filled by the stockholders at such meeting.

        (K)  Vacancies. Any vacancy in the Board of Directors caused by death, resignation, removal, disqualification, an increase in the number of Directors, or any other cause shall be filled by the stockholders of the Corporation at the next annual meeting of stockholders or any special meeting called for the purpose. Each Director so elected shall hold office for the remainder of the full term of the Director in which the vacancy occurred or, in the case of a new directorship, one (1) year, and until his successor, if any, shall have been duly elected and qualified, or until his death, resignation or removal. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director. In case all the Directors shall die or resign or be removed or

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disqualified, any stockholder having voting powers may call a special meeting of the stockholders, upon notice given as herein provided for meetings of the stockholders, at which Directors may be elected for the unexpired term.

        (L)  Compensation of Directors. Directors, as such, shall receive such sum for their services and expenses as may be directed by resolution of the Board of Directors; provided that nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for their services and expenses.

        (M) Committees. By resolution or resolutions passed by a majority of the Board of Directors at any meeting of the Board of Directors, the Directors may designate one or more committees, including without limitation executive, audit and compensation committees, each committee to consist of two or more Directors. To the extent provided in said resolution or resolutions, unless otherwise provided by law, such committee or committees shall have and may exercise all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, including without limitation the power and authority to authorize the seal of the Corporation to be affixed to all papers which may require it, except that no such committee shall have any power or authority with respect to (i) amending this Restated Certificate of Incorporation or the By-laws, (ii) approving or recommending to the stockholders of the Corporation any agreement or plan of merger or consolidation, any sale, lease or exchange of all or substantially all of the property and assets of the Corporation or the dissolution or liquidation of the Corporation (or the abandonment or revocation thereof) and (iii) the declaration of dividends and the authorization of the issuance of shares of capital stock of the Corporation. The Board of Directors may designate one or more Directors as alternate members of a committee who may replace an absent or disqualified member at any meeting. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. A committee may make such rules for the conduct of its business and may appoint such committees and assistants as it shall from time to time deem necessary for the transaction of business of such committee. Regular meetings of a committee shall be held at such times as such committee shall from time to time by resolution determine.

        (N)  Participation in Meetings. Members of the Board of Directors or of any committee may participate in any meeting of the Board of Directors or committee, as the case may be, by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

        (O)  The Chairman of the Board. The Board of Directors may elect, among its members, a Chairman of the Board. The Chairman of the Board, if one be elected, shall preside, if present, at all meetings of the stockholders and at all meetings of the Board of Directors and he shall perform such other duties and have such other powers as may from time to time be designated and assigned to him by the Board of Directors.

ARTICLE IX

        Right to Amend.    The Corporation reserves the right to amend any provision contained in this Restated Certificate of Incorporation as the same may from time to time be in effect in the manner now or hereafter prescribed by law, and all rights conferred on stockholders or others hereunder are subject to such reservation.

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ARTICLE X

        Limitation on Liability.    The Directors of the Corporation shall be entitled to the benefits of all limitations on the liability of directors generally that are now or hereafter become available under the General Corporation Law of Delaware. Without limiting the generality of the foregoing, no Director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article X shall be prospective only, and shall not affect, to the detriment of any Director, any limitation on the personal liability of a Director of the Corporation existing at the time of such repeal or modification.

        3.     This Amended and Restated Certificate of Incorporation was duly adopted by written consent of the sole director of the Corporation in accordance with the applicable provisions of Sections 141(f), 241 and 245 of the General Corporation Law of the State of Delaware. The Corporation has not received any payment for any of its stock.

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        IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Incorporation this 7th day of July, 1998.

/s/ HAROLD O. ROSSER Harold O. Rosser President

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CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ACAPULCO ACQUISITION CORP.

        ACAPULCO ACQUISITION CORP., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

FIRST:    That the Board of Directors of the Corporation by the unanimous written consent of its members adopted a resolution proposing and declaring advisable the following amendment to the Amended and Restated Certificate of Incorporation of the Corporation:

    RESOLVED, that the Amended and Restated Certificate of Incorporation of the Corporation be amended by changing Article IV(A) thereof so that, as amended, said paragraph shall be and read as follows:

"ARTICLE IV

    Authorized Capital. (A) The aggregate number of shares which the Corporation is authorized to issue is 2,100,000 shares, divided into three (3) classes consisting of 100,000 shares of Preferred Stock, par value $.001 per share ("Preferred Stock"); 1,000,000 shares of Class A Common Stock, par value $.001 per share ("Class A Common Stock"); and 1,000,000 shares of Class B Common Stock, par value $.001 per share ("Class B Common Stock"). Class A Common Stock and Class B Common Stock are hereinafter sometimes collectively referred to as "Common Stock.""

SECOND:    That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware and written notice of the adoption of the amendment has been given as provided in Section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice.

THIRD:    That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed this 23rd day of June, 2000.

By:	/s/ GEORGE P. HARBISON Name: George Harbison Title: Chief Financial Officer

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

ACAPULCO ACQUISITION CORP.

        ACAPULCO ACQUISITION CORP., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

  FIRST:    That by written consent of the board of directors dated February 24, 2004, a resolution was duly adopted setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling for consideration of said proposed amendment by the stockholders of the Corporation. The resolution setting forth the amendment is as follows:

    RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing the FIRST Article thereof so that, as amended, said Article shall be read as follows:

      "FIRST:    The name of the Corporation is Real Mex Restaurants, Inc. (the "Corporation")."

  SECOND:    That thereafter, pursuant to the resolution of the board of directors, the proposed amendment was approved by the stockholders of the Corporation by written consent dated February 24, 2004.

  THIRD:    That said amendment was duly adopted in accordance with the provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

[signature page follows]

        IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed this 3rd day of March 2004.

By:	/s/ STEVEN TANNER Steven Tanner Chief Financial Officer

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CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS
OF SERIES A 12.5% CUMULATIVE COMPOUNDING PREFERRED STOCK AND
SERIES B 13.5% CUMULATIVE COMPOUNDING PREFERRED STOCK
OF
ACAPULCO ACQUISITION CORP.

        Acapulco Acquisition Corp., a Delaware corporation (the "Corporation"), pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, does hereby make this Certificate of Designation under the corporate seal of the Corporation and does hereby state and certify that pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Certificate of Incorporation, the Board of Directors has duly adopted the following resolutions:

        RESOLVED, that pursuant to Article IV of the Certificate of Incorporation, as amended (which authorizes 100,000 shares of Preferred Stock, par value $.001 per share, none of which shares is issued and outstanding), the Board of Directors hereby fixes the designations and preferences and relative participating, optional and other special rights, qualifications, limitations and restrictions of two series of Preferred Stock, consisting of 12,000 shares to be designated Series A 12.5% Cumulative Compounding Preferred Stock and 8000 shares to be designated Series B 13.5% Cumulative Compounding Preferred Stock.

        RESOLVED, that the holders of Series A 12.5% Cumulative Compounding Preferred Stock and of Series B 13.5% Cumulative Compounding Preferred Stock, except as otherwise provided by law, shall have and possess the following rights and preferences. Certain capitalized terms used in this Certificate of Designation are defined in paragraph D hereof.

A.
Series A 12.5% Cumulative Compounding Preferred Stock.

          1.     Designation of Series, Number of Shares. The first series of Preferred Stock shall be designated as Series A 12.5% Cumulative Compounding Preferred Stock ("Series A Preferred Stock"), and the number of shares which shall constitute such series shall be 12,000. The par value of Series A Preferred Stock shall be $.001 per share.

          2.     Rank. With respect to dividend rights and rights on liquidation, winding up and dissolution of the Corporation, Series A Preferred Stock shall rank (a) senior to (i) all classes of Common Stock of the Corporation; (ii) the Series B 13.5% Cumulative Compounding Preferred Stock, par value $.001 per share ("Series B Preferred Stock"), and (iii) each other class of capital stock or class or series of preferred stock issued by the Corporation after the date hereof the terms of which specifically provide that such class or series shall rank junior to Series A Preferred Stock as to dividend distributions or distributions upon the liquidation, winding up and dissolution of the Corporation (each of the securities in clauses (i), (ii), and (iii) collectively referred to as "Series A Junior Securities"), (b) on a parity with each other class of capital stock or class or series of preferred stock issued by the Corporation after the date hereof the terms of which do not specifically provide that they rank junior to Series A Preferred Stock or senior to Series A Preferred Stock as to dividend distributions or distributions upon liquidation, winding up and dissolution of the Corporation (collectively referred to as "Series A Parity Securities"), and (c) junior to each other class of capital stock or other class or series of preferred stock issued by the Corporation after the date hereof the terms of which specifically provide that such class or series shall rank senior to Series A Preferred Stock as to dividend distributions or distributions upon the liquidation, winding up and dissolution of the Corporation (collectively referred to as "Series A Senior Securities").

          3.     Dividends.

            (a)   Each Holder of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, cash dividends on each share of Series A Preferred Stock at a rate per annum equal to 12.5% of the Liquidation Preference of such share. All dividends shall be cumulative, whether or not earned or declared, and shall accrue on a daily basis from the date of issuance of Series A Preferred Stock, and shall be payable annually in arrears on each Dividend Payment Date, commencing on the first Dividend Payment Date after the date of issuance of such Series A Preferred Stock. Each dividend on Series A Preferred Stock shall be payable to the Holders of record of Series A Preferred Stock as they appear on the stock register of the Corporation on such record date as may be fixed by the Board of Directors, which record date shall not be less than ten nor more than 60 days prior to the applicable Dividend Payment Date. Dividends shall cease to accrue in respect of shares of Series A Preferred Stock on the date of their repurchase by the Corporation unless the Corporation shall have failed to pay the relevant repurchase price on the date fixed for repurchase. Notwithstanding anything to the contrary set forth above, unless and until such dividends are declared by the Board of Directors, there shall be no obligation to pay such dividends in cash, provided, that such dividends shall continue to cumulate and shall be paid at the time of repurchase as provided herein if not earlier declared and paid.

            (b)   All dividends paid with respect to shares of Series A Preferred Stock pursuant to paragraph A(3)(a) shall be paid pro rata to the Holders entitled thereto.

            (c)   Dividends on account of arrears for any past Dividend Period and dividends in connection with any optional redemption pursuant to paragraph A(5)(a) may be declared and paid at any time, without reference to any regular Dividend Payment Date, to the Holders of record on any date as may be fixed by the Board of Directors, which date is not more than 30 days prior to the payment of such dividends.

            (d)   No full dividends shall be declared by the Board of Directors or paid or funds set apart for the payment of dividends or other distributions on any Series A Parity Securities for any period, and no Series A Parity Securities may be repurchased, redeemed or otherwise retired, nor may funds be set apart for such payment, unless (i) full Accumulated Dividends have been paid or set apart for such payment on the Series A Preferred Stock and Series A Parity Securities for all Dividend Periods terminating on or prior to the date of payment of such full dividends or distributions on, or such repurchase or redemption of, such Series A Parity Securities (the "Series A Parity Payment Date") and (ii) an amount equal to a prorated dividend on the Series A Preferred Stock and Series A Parity Securities at the customary dividend rates for such securities for the period from the Dividend Payment Date immediately prior to the Series A Parity Payment Date to the Series A Parity Payment Date have been paid or set apart for payment. In the event that such dividends are not paid in full or set apart for payment with respect to all outstanding shares of Series A Preferred Stock and of any Series A Parity Securities and funds available for payment of dividends shall be insufficient to permit payment in full to the holders of all such stock of the full preferential amounts to which they are then entitled, then the entire amount available for payment of dividends shall be distributed ratably among all such holders of Series A Preferred Stock and of any Series A Parity Securities in proportion to the full amount to which they would otherwise be respectively entitled.

            (e)   The Holders of Series A Preferred Stock shall be entitled to receive the dividends provided for in paragraph A(3)(a) hereof in preference to and in priority over any dividends upon any of the Series A Junior Securities, so that if at any time full Accumulated Dividends on all shares of Series A Preferred Stock then outstanding have not been paid for all Dividend Periods then elapsed and a prorated dividend on the Series A Preferred Stock at the rate aforesaid from the Dividend Payment Date immediately preceding the Series A Junior Payment Date (as defined below) to the Series A Junior Payment Date have not been paid or set aside for payment, the amount of such unpaid dividends shall be paid before any sum shall be set aside for or applied by the Corporation to the purchase, redemption or other acquisition for value of any shares of Series A Junior Securities (either pursuant to any applicable sinking fund requirement or otherwise) or any dividend or other distribution shall be paid or declared and set apart for payment on any Series A Junior Securities (the date of any such actions to be referred to as the "Series A Junior Payment Date"); provided, however, that the foregoing shall not prohibit the Corporation from repurchasing shares of Series A Junior Securities from a Holder who is, or was, an employee of the Corporation (or a subsidiary of the Corporation).

            (f)    Dividends payable on Series A Preferred Stock for any period less than one year shall be computed on the basis of a 360-day year consisting of twelve 30-day months and the actual number of days elapsed in the period for which such dividends are payable.

            (g)   The Corporation shall not claim any deduction from gross income for dividends paid on Series A Preferred Stock in any Federal income tax return claim for refund, or other statement, report or submission made to the Internal Revenue Service, and shall make any election or take any similar action to effectuate the foregoing except, in each case, if there shall be a change in law such that the Corporation may claim such dividends as deductions from gross income without affecting the ability of the Holders to claim the dividends received deduction under Section 243(a)(l) of the Internal Revenue Code of 1986, as amended (the "Code") (or any successor provision). At the reasonable request of any Holder (and at the expense of such Holder), the Corporation shall join in the submission to the Internal Revenue Service of a request or a ruling that the dividends paid on Series A Preferred Stock shall be eligible for the dividends received deduction under Section 243(a)(1) of the Code (or any successor provision). In addition, the Corporation shall cooperate with any Holder (at the expense of such Holder) in any litigation, appeal or other proceeding relative to the eligibility for the dividends received deduction under Section 243(a)(1) of the Code (or any successor provision) of any dividends (within the meaning of Section 316(a) of the Code or any successor provision) paid on Series A Preferred Stock. To the extent possible, the principles of this paragraph A(3)(g) shall also apply with respect to state and local income taxes.

          4.     Liquidation Preference.

            (a)   Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the Holders of all shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount in cash equal to the Liquidation Preference per share, plus an amount equal to a prorated dividend from the last Dividend Payment Date to the date fixed for liquidation, dissolution or winding up, before any distribution is made on any Series A Junior Securities. If upon, any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the application of all amounts available for payments with respect to Series A Preferred Stock and all other Series A Parity Securities would not result in payment in full of Series A Preferred Stock and such other Series A Parity Securities, the Holders of Series A Preferred Stock and holders of Series A Parity Securities shall share equally and ratably in any distribution of assets of the Corporation in proportion to the full Liquidation Preference to which each is entitled. After payment in full pursuant to this paragraph A(4)(a), the Holders of Series A Preferred Stock shall not be entitled to any further participations in any distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation.

            (b)   For the purposes of this paragraph A(4), neither the voluntary sale, conveyance, conveyance or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation, merger or other business combination of the Corporation with one or more corporations shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, unless such sale, conveyance, exchange or transfer is in connection with a dissolution or winding up of the business of the Corporation; provided, however, that any consolidation or merger of the Corporation in which the Corporation is not the surviving entity shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this paragraph A(4) if, (i) in connection therewith, the holders of Common Stock of the Corporation receive as consideration, whether in whole or in part, for such Common Stock (1) cash, (2) notes, debentures or other evidences of indebtedness or obligations to pay cash or (3) preferred stock of the surviving entity (whether or not the surviving entity is the Corporation) which ranks on a parity with or senior to the preferred stock received by holders of the Series A Preferred Stock with respect to liquidation or dividends or (ii) the holders of the Series A Preferred Stock do not receive preferred stock of the surviving entity with rights, powers and preferences equal to (or more favorable to the holders than) the rights, powers and preferences of the Series A Preferred Stock.

          5.     Redemption.

            (a)   Optional Redemption.

              (i)    Subject to the rights of any Series A Senior Securities and Series A Parity Securities, the Corporation may, at its option, redeem at any time or from time to time, from any source of funds legally available therefor, in whole or in part, in the manner provided in paragraph A(5)(b) hereof, any or all of the shares of Series A Preferred Stock, at a redemption price per share of 100% of the effective Liquidation Preference per share, plus an amount equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date.

              (ii)   No partial redemption of Series A preferred Stock pursuant to paragraph A(5)(a) hereof may be authorized or made unless prior thereto, full accrued and unpaid dividends thereon for all Dividend Periods terminating on or prior to the Redemption Date and an amount equal to a prorated dividend thereon for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date have been or immediately prior to the Redemption Notice are declared and paid in cash or are declared and there has been a sum set apart sufficient for such cash payment on the Redemption Date.

              (iii)  In the event of a redemption pursuant to paragraph A(5)(a) hereof of only a portion of the then outstanding shares of Series A Preferred Stock, the Corporation shall effect such redemption pro rata according to the number of shares held by each Holder of Series A Preferred Stock; provided, however, that nothing in this paragraph A(5)(a) shall prohibit the Corporation from repurchasing shares of Series A Preferred Stock from a Holder who is, or was, an employee of the Corporation (or a subsidiary of the Corporation) (and from effecting such redemption only with such Holder).

            (b)   Procedures for Redemption.

              (i)    At least 30 days and not more than 60 days prior to the date fixed for any redemption of Series A Preferred Stock, written, notice (the "Redemption Notice") shall be given by first class mail, postage prepaid, to each Holder of record of Series A Preferred Stock on the record date fixed for such redemption of Series A Preferred Stock at such Holder's address as set forth on the stock register of the Corporation on such record date; provided that no failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of Series A Preferred Stock to be redeemed except as to the Holder or Holders to whom the

      Corporation has failed to give said notice or except as to the Holder or Holders whose notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which shares of Series A Preferred Stock may be listed or admitted to trading, the Redemption Notice shall state:

                (A)  the redemption price;

                (B)  whether all or less than all, of the outstanding shares of Series A Preferred Stock redeemable thereunder are to be redeemed and the aggregate number of shares of Series A Preferred Stock being redeemed;

                (C)  the number of shares of Series A Preferred Stock held, as of the appropriate record date, by the Holder that the Corporation intends to redeem;

                (D)  the Redemption Date;

                (E)  that the Holder is to surrender to the Corporation, at the place or places where certificates for shares of Series A Preferred Stock are to be surrendered for redemption, in the manner and at the price designated, his, her or its certificate or certificates representing the shares of Series A Preferred Stock to be redeemed; and

                (F)  that dividends on the shares of Series A Preferred Stock to be redeemed shall cease to accumulate on such Redemption Date unless the Corporation defaults in the payment of the redemption price.

               Upon the mailing of any such Redemption Notice, the Corporation shall become obligated to redeem, on the Redemption Dace specified therein, all shares of Series A Preferred Stock called for redemption

              (ii)   Each Holder shall surrender the certificate or certificates representing such shares of Series A Preferred Stock being so redeemed to the Corporation, duly endorsed, in the manner and at the place designated in the Redemption Notice, and on the Redemption Date the full redemption price for such shares shall be payable in cash to the Person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

              (iii)  If a Redemption Notice has been mailed in accordance with paragraph A(5)(b) above, unless the Corporation defaults in the payment in full of the redemption price, dividends on Series A Preferred Stock called for redemption shall cease to accumulate on the Redemption Date, and the Holders of such redemption shares shall cease to have any further rights with respect thereto on the Redemption Date, other than the right to receive the redemption price without interest.

          6.     Voting Rights.

            (a)   The Holders of Series A Preferred Stock shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the shareholders of the Corporation, except as otherwise required by Delaware law or the Certificate of Incorporation and except that without the written consent of the holders of a majority of the outstanding shares of Series A Preferred Stock or the vote of the holders of a majority or the outstanding shares of Series A Preferred Stock at a meeting of the holders of Series A Preferred Stock called for such purpose, the Corporation shall not (a) create, authorize or issue any other class or series of stock entitled to a preference prior to Series A Preferred Stock upon any dividend or distribution or any liquidation distribution of assets, dissolution or winding up of the Corporation, or increase the authorized amount of any such other class or series, or (b) amend, alter or repeal any provision of the Corporation's Certificate of Incorporation so as to adversely affect the relative rights and preferences of the Series A Preferred Stock; provided, however, that any such amendment that changes the dividend payable on, or Liquidation Preference of, the Series A Preferred Stock shall require the affirmative vote of the holder of each share of Series A Preferred Stock at a meeting of such holders called for such purpose or the written consent of the holder of each share of Series A Preferred Stock.

            (b)   In any case in which the Holders of Series A Preferred Stock shall be entitled to vote, each Holder of Series A Preferred Stock shall be entitled to one vote for each share of Series A Preferred Stock held unless otherwise required by applicable law.

          7.     Conversion or Exchange. The Holders of Series A Preferred Stock shall not have any rights hereunder to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of Capital Stock of the Corporation.

          8.     Reissuance of Series A Preferred Stock. Shares of Series A Preferred Stock which have been issued and reacquired in any manner, including shares purchased, redeemed or exchanged, shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in any resolution or resolutions adopted by the Board of Directors providing for the issuance of any series of Preferred Stock, it being understood that the Corporation may reissue shares of Series A Preferred Stock which are reacquired by the Corporation from a Holder who is, or was, an employee or director of the Corporation (or a subsidiary of the Corporation) so long as such reissued shares of Series A Preferred Stock are reissued to a person who is an employee or director of the Corporation (or a subsidiary of the Corporation) at the time of such reissue.

B.
Series B 13.5% Cumulative Compounding Preferred Stock.

          1.     Designation of Series, Number of Shares. The second series of Preferred Stock shall be designated as Series B 13.5% Cumulative Compounding Preferred Stock ("Series B Preferred Stock"), and the number of shares winch shall constitute such series shall be 8000. The par value of Series B Preferred Stock shall be $.001 per share.

          2.     Rank. With respect to dividend rights and rights on liquidation, winding up and dissolution of the Corporation, Series B Preferred Stock shall rank (a) senior to (i) all classes of Common Stock of the Corporation; and (ii) each other class of capital stock or class or series of preferred stock issued by the Corporation after the date hereof the terms of which specifically provide that such class or series shall rank junior to Series B Preferred Stock as to dividend distributions or distributions upon the liquidation, winding up and dissolution of the Corporation (each of the securities in clauses (i) and (ii) collectively referred to as "Series B Junior Securities"), (b) on a parity with each other class of capital stock or class or series of preferred stock issued by the Corporation after the date hereof the terms of which do not specifically provide that they rank junior to Series B Preferred Stock or senior to Series B Preferred Stock as to dividend distributions or distributions upon liquidation, winding up and dissolution of the Corporation (collectively referred to as "Series B Parity Securities"), and (c) junior to (i) the Series A Preferred Stock and (ii) each other class of capital stock or other class or series of preferred stock issued by the Corporation after the date hereof the terms of which specifically provide that such class or series shall rank senior to Series B Preferred Stock as to dividend distributions or distributions upon the liquidation, winding up and dissolution of the Corporation (collectively referred to as "Series B Senior Securities").

          3.     Dividends.

            (a)   Each Holder of Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, cash dividends on each share of Series A Preferred Stock at a rate per annum equal to 13.5% of the Liquidation Preference of such share. All dividends shall be cumulative whether or not earned or declared, and shall accrue on a daily basis from the date of issuance of Series B Preferred Stock and shall be payable annually in arrears on each Dividend Payment Date, commencing on the first Dividend Payment Date after the date of issuance of such Series B Preferred Stock. Each dividend on Series B Preferred Stock shall be payable to the Holders of record of Series B Preferred Stock as they appear on the stock register of the Corporation on such record date as may be fixed by the Board of Directors, which record date shall not be less than ten nor more than 60 days prior to the applicable Dividend Payment Date. Dividends shall cease to accrue in respect of shares of Series B Preferred Stock on the date of their repurchase by the Corporation unless the Corporation shall have failed to pay the relevant repurchase price on the date fixed for repurchase. Notwithstanding anything to the contrary set forth above, unless and until such dividends are declared by the Board of Directors, there shall be no obligation to pay such dividends in cash; provided, that such dividends shall continue to cumulate and stall be paid at the time of repurchase as provided herein if not earlier declared and paid.

            (b)   All dividends paid with respect to shares of Series B Preferred Stock pursuant to paragraph B(3)(a) shall be paid pro rata to the Holders entitled thereto.

            (c)   Dividends on account of arrears for any past Dividend Period and dividends in connection with any optional redemption pursuant to paragraph B(5)(a) may be declared and paid at any time, without reference to any regular Dividend Payment Date, to the Holders of record on any date as may be fixed by the Board of Directors, which date is not more than 30 days prior to the payment of such dividends.

            (d)   No full dividends shall be declared by the Board of Directors or paid or funds set apart for the payment of dividends or other distributions on any Series B Parity Securities for any period, and no Series B Parity Securities may be repurchased, redeemed or otherwise retired, nor may funds be set apart for such payment, unless (i) full Accumulated Dividends have been paid or set apart for such payment on the Series B Preferred Stock and Series B Parity Securities for all Dividend Periods terminating on or prior to the date of payment of such full dividends or distributions on, or such repurchase or redemption of, such Series B Parity Securities (the "Series B Parity Payment Date") and (ii) an amount equal to a prorated dividend on the Series B Preferred Stock and Series B Parity Securities at the customary dividend rates for such securities for the period from the Dividend Payment Date immediately prior to the Series B Parity Payment Date to the Series B Parity Payment Date have been paid or set apart for payment. In the event that such dividends are not paid in full or set apart for payment with respect to all outstanding shares of Series B Preferred Stock and of any Series B Parity Securities and funds available for payment of dividends shall be insufficient to permit payment in full to the holders of all such stock of the full preferential amounts to which they are then entitled, then the entire amount available for payment of dividends shall be distributed ratably among all such holders of Series B Preferred Stock and of any Series B Parity Securities in proportion to the full amount to which they would otherwise be respectively entitled.

            (e)   The Holders of Series B Preferred Stock shall be entitled to receive the dividends provided for in paragraph B(3)(a) hereof in preference to and in priority over any dividends upon any of the Series B Junior Securities, so that if at any time full Accumulated Dividends on all shares of Series B Preferred Stock then outstanding have not been paid for all Dividend

    Periods then elapsed and a prorated dividend on the Series B Preferred Stock at the rate aforesaid from the Dividend Payment Date immediately preceding the Series B Junior Payment Date (as defined below) to the Series B Junior Payment Date have not been paid or set aide for payment, the amount of such unpaid dividends shall be paid before any sum shall be set aside for or applied by the Corporation to the purchase, redemption or other acquisition for value of any shares of Series B Junior Securities (either pursuant to any applicable sinking fund requirement or otherwise) or any dividend or other distribution shall be paid or declared and set apart for payment on any Series B Junior Securities (the date of any such actions to be referred to as the "Series B Junior Payment Date"); provided, however, that the foregoing shall not prohibit the Corporation from repurchasing shaves of Series B Junior Securities from a Holder who is, or was, an employee of the Corporation (or a subsidiary of the Corporation).

            (f)    Dividends payable on Series B Preferred Stock for any period less than one year shall be computed on the basis of a 360-day year consisting of twelve 30-day months and the actual number of days elapsed in the period for which such dividends are payable.

            (g)   The Corporation shall not claim any deduction from gross income for dividends paid on Series B Preferred Stock in any Federal income tax return, claim for refund, or other statement, report or submission made to the Internal Revenue Service, and shall make any election or take any similar action to effectuate the foregoing except, in each case, if there shall be a change in law such that the Corporation may claim such dividends as deductions from gross income without affecting the ability of the Holders to claim the dividends received deduction under Section 243(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code") (or any successor provision). At the reasonable request of any Holder (and at the expense of such Holder), the Corporation shall join in the submission to the Internal Revenue Service of a request for a ruling that the dividends paid on Series B Preferred Stock shall be eligible for the dividends received deduction under Section 243(a)(1) of the Code (or any successor provision). In addition, the Corporation shall cooperate with any Holder (at the expense of such Holder) in any litigation, appeal or other proceeding relating to the eligibility for the dividends received deduction under Section 243(a)(1) of the Code (or any successor provision) of any dividends (within the meaning of Section 316(a) of the Code or any successor provision) paid on Series B Preferred Stock. To the extent possible, the principles of this paragraph B(3)(g) shall also apply with respect to state and local income taxes.

          4.     Liquidation Preference.

            (a)   Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the Holders of all shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount in cash equal to the Liquidation Preference per share, plus an amount equal to a prorated dividend from the last Dividend Payment Date to the date fixed for liquidation, dissolution or winding up, before any distribution is made on any Series B Junior Securities. If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the application of all amounts available for payments with respect to Series B Preferred Stock and all other Series B Parity Securities would not result in payment in full of Series B Preferred Stock and such other Series B Parity Securities, the Holders of Series B Preferred Stock and Holders of Series B Parity Securities shall share equally and ratably in any distribution of assets of the Corporation in proportion to the full Liquidation Preference to which each is entitled. After payment in full pursuant to this paragraph B(4)(a), the Holders of Series B Preferred Stock shall not be entitled to any further participation in any distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation.

            (b)   For the purposes of this paragraph B(4), neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation, merger or other business combination of the Corporation with one or more corporations shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, unless such sale, conveyance, exchange or transfer is in connection with a dissolution or winding up of the business of the Corporation; provided, however, that any consolidation or merger of the Corporation in which the Corporation is not the surviving entity shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this paragraph B(4) if (i) in connection therewith, the holders of Common Stock of the Corporation receive as consideration, whether in whole or in part, for such Common Stock (1) cash (2) notes, debentures or other evidences of indebtedness or obligations to pay cash or (3) preferred stock of the surviving entity (whether or not the surviving entity is the Corporation) which ranks on a parity with or senior to the preferred stock received by holders of the Series B Preferred Stock with respect to liquidation or dividends or (ii) the holders of the Series B Preferred Stock do not receive preferred stock of the surviving entity with rights, powers and preferences equal to (or more favorable to the holders than) the rights, powers and preferences of the Series B Preferred Stock.

          5.     Redemption.

            (a)   Optional Redemption.

              (i)    Subject to the rights of any Series B Senior Securities and Series B Parity Securities, the Corporation may, at its option, redeem at any time or from time to time, from any source of funds legally available therefor, in whole or in part, in the manner provided in paragraph B(5)(b) hereof, any or all of the shares of Series B Preferred Stock, at a redemption price per share of 100% of the effective Liquidation Preference per share, plus an amount equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date.

              (ii)   No partial redemption of Series B Preferred Stock pursuant to paragraph B(5)(a) hereof may be authorized or made unless prior thereto, full accrued and unpaid dividends thereon for all Dividend Periods terminating on or prior to the Redemption Date and an amount equal to a prorated dividend thereon for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date have been, or immediately prior to the Redemption Notice are declared and paid in cash or are declared and there has been a sum set apart sufficient for such cash payment on the Redemption Date.

              (iii)  In the event of a redemption pursuant to paragraph B(5)(a) hereof of only a portion of the then outstanding shares of Series B Preferred Stock, the Corporation shall effect such redemption pro rata according to the number of shares held by each Holder of Series B Preferred Stock; provided, however, that nothing in this paragraph B(5)(a) shall prohibit the Corporation from repurchasing shares of Series B Preferred Stock from a Holder who is, or was, an employee of the Corporation (or a subsidiary of the Corporation) (and from effecting such redemption only with such Holder).

            (b)   Procedures for Redemption.

              (i)    At least 30 days and not more than 60 days prior to the date fixed for any redemption of Series B Preferred Stock, written notice (the "Redemption Notice") shall be given by first class mail, postage prepaid, to each Holder of record of Series B Preferred Stock on the record date fixed for such redemption of Series B Preferred Stock at such Holder's address as set forth on the stock register of the Corporation on such record date, provided that no failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of Series B Preferred Stock to be redeemed except as to the Holder or Holders to whom the Corporation has failed to give said notice or except as to the Holder or Holders whose notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which shares of Series B Preferred Stock may be listed or admitted to trading, the Redemption Notice shall state:

                (A)  the redemption price:

                (B)  whether all or less than all of the outstanding shares of Series B Preferred Stock redeemable thereunder are to be redeemed and the aggregate number of shares of Series B Preferred Stock being redeemed;

                (C)  the number of shares of Series B Preferred Stock held, as of the appropriate record date, by the Holder that the Corporation intends to redeem;

                (D)  the Redemption Date;

                (E)  that the Holder is to surrender to the Corporation, at the place or places where certificates for shares of Series B Preferred Stock are to be surrendered for redemption, in the manner and at the price designated, his, her or its certificate or certificates representing the shares of Series B Preferred Stock to be redeemed; and

                (F)  that dividends on the shares of Series B Preferred Stock to be redeemed shall cease to accumulate on such Redemption Date unless the Corporation defaults in the payment of the redemption price.

                Upon the mailing of any such Redemption Notice, the Corporation shall become obligated to redeem, on the Redemption Date specified therein, all shares of Series B Preferred Stock called for redemption.

              (ii)   Each Holder shall surrender the certificate or certificates representing such shares of Series B Preferred Stock being so redeemed to the Corporation, duly endorsed, in the manner and at the place designated in the Redemption Notice, and on the Redemption Date the full redemption price for such shares shall be payable in cash to the Person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

              (iii)  If a Redemption Notice has been mailed in accordance with paragraph B(5)(b) above, unless the Corporation defaults in the payment in full of the redemption price, dividends on Series B Preferred Stock called for redemption shall cease to accumulate on the Redemption Date, and the Holders of such redemption shares shall cease to have any further rights with respect thereto on the Redemption Date, other than the right to receive the redemption price without interest.

          6.     Voting Rights.

            (a)   The Holders of Series B Preferred Stock shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the shareholders of the Corporation, except as otherwise required by Delaware law or the Certificate of Incorporation and except that without the written consent of the holders of a majority of the outstanding shares of Series B Preferred Stock or the vote of the holders of a majority of the outstanding shares of

    Series B Preferred Stock at a meeting of the holders of Series B Preferred Stock called for such purpose, the Corporation shall not (a) create, authorize or issue any other class or series of stock entitled to a preference prior to Series B Preferred Stock upon any dividend or distribution or any liquidation, distribution of assets, dissolution or winding up of the Corporation, or increase the authorized amount of any such other class or series, or (b) amend, alter or repeal any provision of the Corporation's Certificate of Incorporation so as to adversely affect the relative rights and preferences of the Series B Preferred Stock; provided, however, that any such amendment that changes the dividend payable on, or Liquidation Preference of the Series B preferred Stock shall require the affirmative vote of the holder of each share of Series B Preferred Stock at a meeting of such holders called for such purpose or the written consent of the holder of each share of Series B Preferred Stock.

            (b)   In any case in which the Holders of Series B Preferred Stock shall be entitled to vote, each Holder of Series B Preferred Stock shall be entitled to one vote for each share of Series B Preferred Stock held unless otherwise required by applicable law.

          7.     Conversion or Exchange. The Holders of Series B Preferred Stock shall not have any rights hereunder to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of Capital Stock of the Corporation.

          8.     Reissuance of Series B Preferred Stock. Shares of Series B Preferred Stock which have been issued and reacquired in any manner, including shares purchased, redeemed or exchanged, shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in any resolution or resolutions adopted by the Board of Directors providing for the issuance of any series of Preferred Stock, it being understood that the Corporation may reissue shares of Series B Preferred Stock which are reacquired by the Corporation from a Holder who is, or was, an employee or director of the Corporation (or a subsidiary of the Corporation) so long as such reissued shares of Series B Preferred Stock are reissued to a person who is an employee or director of the Corporation (or a subsidiary of the Corporation) at the time of such reissue.

            C.    Certain Additional Provisions.

          1.     Business Day. If any payment shall be required by the terms hereof to be made on a day that is not a Business Day, such payment shall be made on the immediately succeeding Business Day.

          2.     Reports. So long as any shares of Preferred Stock remain outstanding, the Corporation shall send to the Holders of such Preferred Stock at their addresses as set forth on the stock register of the Corporation all quarterly and annual reports sent to holders of Common Stock of the Corporation.

          3.     Method of Payment. Preferred Stock shall be payable as to Liquidation Preference, dividends, redemption payments, cash in lieu of fractional shares or other payments at the office of the Corporation maintained for such purpose or, at the option of the Corporation, payment of dividends may be made by check mailed to the Holders at their addresses set forth in the stock register of the Corporation.

          4.     Prohibitions and Restrictions Imposed by Senior Securities and Indebtedness. To the extent that any action required to be taken by the Corporation under this Certificate of Designation shall be prohibited or restricted by the terms of Series A Senior Securities, Series B Senior Securities or any contract or instrument to which the Corporation is a party in respect of the incurrence of indebtedness, such Corporation's actions shall be delayed until such time as such prohibition or restriction is no longer in force.

          5.     Reservation of Right. The Board of Directors of the Corporation reserves the right by subsequent amendment of this resolution from time to time to increase or decrease the number of shares which constitute the Preferred Stock (but not below the number of shares thereof then outstanding) and in other respects to amend this resolution within the limitations provided by law, this resolution and the Certificate of Incorporation of the Corporation.

            D.    Definitions. As used in this Certificate of Designation, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

        "Accumulated Dividends" means (i) with respect to any share of Series A Preferred Stock, the dividends that have accrued on such share as of such specific date for Dividend Periods ending on or prior to such date and that have not previously been paid in cash, (ii) with respect to any share of Series B Preferred Stock, the dividends that have accrued on such share as of such specific date for Dividend Periods ending on or prior to such date and that have not previously been paid in cash and (iii) with respect to any Parity Security, the dividends that have accrued and are due on such security as of such specific date.

        "Annual Dividend Period" means the annual period commencing on each July l and ending on the following Dividend Payment Date, respectively.

        "Business Day" means any day except a Saturday, Sunday or other day on which commercial banking institutions in New York City are authorized by law or executive order to close.

        "Capital Stock" means any and all shares, interests, participations, rights, or other equivalents (however designated) of corporate stock including, without limitation, partnership interests.

        "Dividend Payment Date" means June 30 of each year.

        "Dividend Period" means the Initial Dividend Period and, thereafter, each Annual Dividend Period.

        "Holder" means a holder of shares of Preferred Stock.

        "Initial Dividend Period" means the dividend period commencing on the Issue Date and ending on the first Dividend Payment Date to occur thereafter.

        "Issue Date" means (i) with respect to the Series A Preferred Stock, the date on which shares of Series A Preferred Stock are first issued by the Corporation and (ii) with respect to the Series B Preferred Stock, the date on which shares of Series B Preferred Stock are first issued by the Corporation.

        "Liquidation Preference" means, on any specific date, with respect to any share of Preferred Stock, the sum of (i) $1000.00 per share plus (ii) the Accumulated Dividends with respect to such share.

        "Person" means any individual, corporation, partnership, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or any other entity of any kind.

        "Preferred Stock" means Series A Preferred Stock and Series B Preferred Stock.

        "Redemption Date", with respect to any shares of Series A Preferred Stock, means the date on which such shares of Series A Preferred Stock are redeemed by the Corporation pursuant to paragraph A(5) and with respect to any shares of Series B Preferred Stock means the date on which such shares of Series B Preferred Stock are redeemed by the Corporation pursuant to paragraph B(5).

        "Redemption Notice" has the meaning given to such term in paragraph A(5)(c) with respect to Series A Preferred Stock and the meaning given to such term in paragraph B(5)(c) with respect to Series B Preferred Stock.

        "Series A Junior Payment Date" has the meaning given to such term in A(3)(e).

        "Series A Junior Securities" has the meaning given to such term in paragraph A(2).

        "Series A Parity Payment Date" has the meaning given to such term in A(3)(d).

        "Series A Parity Securities" has the meaning given to such term in paragraph A(2).

        "Series A Preferred Stock" has the meaning given to such term in paragraph A(1).

        "Series A Senior Securities" has the meaning given to such term in paragraph A(2).

        "Series B Junior Payment Date" has the meaning given to such term in B(3)(e).

        "Series B Junior Securities" has the meaning given to such term in paragraph B(2).

        "Series B Parity Payment Date" has the meaning given to such term in B(3)(d).

        "Series B Parity Securities" has the meaning given to such term in paragraph B(2).

        "Series B Preferred Stock" has the meaning given to such term in paragraph B(1).

        "Series B Senior Securities" has the meaning given to such term in paragraph B(2).

        IN WITNESS WHEREOF, Acapulco Acquisition Corp. has caused this Certificate of Designation, Preferences and Rights of Series A 12.5% Cumulative Compounding Preferred Stock and of Series B 13.5% Cumulative Compounding Preferred Stock to be duly executed by its President this 7th day of July, 1998.

By:	/s/ HAROLD O. ROSSER Harold O. Rosser President

CERTIFICATE OF INCREASE

OF

SHARES DESIGNATED

AS

SERIES A 12.5% CUMULATIVE COMPOUNDING PREFERRED STOCK

AND

SERIES B 13.5% CUMULATIVE COMPOUNDING PREFERRED STOCK

        Acapulco Acquisition Corp., a corporation organized and existing under the General Corporation Law of the State of Delaware,

        DOES HEREBY CERTIFY:

        That the Certificate of Incorporation of said corporation was filed in the office of the Secretary of State of Delaware on May 15, 1998, an Amended and Restated Certificate of Incorporation was filed in the office of the Secretary of State of Delaware on July 7, 1998, and a Certificate of Designation, Preferences and Rights of Series A 12.5% Cumulative Compounding Preferred Stock and Series B 13.5% Cumulative Compounding Preferred Stock was filed in said office of the Secretary of State of Delaware on July 7, 1998.

        That the Board of Directors of said corporation by the unanimous written consent of its members, filed with the minutes of the Board, duly adopted a resolution authorizing and directing an increase in (i) the number of shares designated as Series A 12.5% Cumulative Compounding Preferred Stock of the corporation, from 12,000 shares to 18,000 shares and (ii) the number of shares designated as Series B 13.5% Cumulative Compounding Preferred Stock of the corporation, from 8,000 shares to 12,000 shares, in accordance with the provisions of section 151 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed this 23rd day of June, 2000.

ACAPULCO ACQUISITION CORP.
/s/ George P. Harbison By: George P. Harbison Title: Chief Financial Officer

CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS
OF SERIES C 15% CUMULATIVE COMPOUNDING PARTICIPATING PREFERRED STOCK
OF
ACAPULCO ACQUISITION CORP.

        Acapulco Acquisition Corp., a Delaware corporation (the "Corporation"), pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, does hereby make this Certificate of Designation under the corporate seal of the Corporation and does hereby state and certify that pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Certificate of Incorporation, the Board of Directors has duly adopted the following resolutions:

        RESOLVED, that pursuant to Article IV of the Certificate of Incorporation, as amended (which authorizes 100,000 shares of Preferred Stock par value $.001 per share, an aggregate of 28,944.2 of which shares are issued and outstanding), the Board of Directors hereby fixes the designations and preferences and relative participating, optional and other special rights, qualifications, limitations and restrictions of one series of Preferred Stock, consisting of 15,000 shares to be designated Series C 15% Cumulative Compounding Participating Preferred Stock.

        RESOLVED, that the holders of Series C 15% Cumulative Compounding Participating Preferred Stock, except as otherwise provided by law, shall have and possess the following rights and preferences. Certain capitalized terms used in this Certificate of Designation are defined in paragraph C hereof.

A.
Series C 15% Cumulative Compounding Participating Preferred Stock.

          1. Designation of Series, Number of Shares. The series of Preferred Stock shall be designated as Series C 15% Cumulative Compounding Participating Preferred Stock ("Series C Preferred Stock"), and the number of shares which shall constitute such series shall be 15,000. The par value of Series C Preferred Stock shall be $.001 per share.

          2. Rank. With respect to dividend rights and rights on liquidation, winding up and dissolution of the Corporation, Series C Preferred Stock shall rank senior (a) to (i) all classes of Common Stock of the Corporation; (ii) the Series A 12.5% Cumulative Compounding Preferred Stock, par value $.001 per share; (iii) the Series B 13.5% Cumulative Compounding Preferred Stock, par value $.001 per share; and (iv) each other class of capital stock or class or series of preferred stock issued by the Corporation after the date hereof the terms of which specifically provide that such class or series shall rank junior to Series C Preferred Stock as to dividend distributions or distributions upon the liquidation, winding up and dissolution of the Corporation (each of the securities in clauses (i), (ii), (iii) and (iv) collectively referred to as "Series C Junior Securities"), (b) on a parity with each other class of capital stock or class or series of preferred stock issued by the Corporation after the date hereof the terms of which do not specifically provide that they rank junior to Series C Preferred Stock or senior to Series C Preferred Stock as to dividend distributions or distributions upon liquidation, winding up and dissolution of the Corporation (collectively referred to as "Series C Parity Securities") and (c) junior to each other class of capital stock, or other class or series of preferred stock issued by the Corporation after the date hereof the terms of which specifically provide that such class or series shall rank senior to Series C Preferred Stock as to dividend distributions or distributions upon the liquidation, winding up and dissolution of the Corporation (collectively referred to as "Series C Senior Securities").

3.
Dividends.

          (a) Each Holder of Series C Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Director out of funds legally available therefor, cash dividends on each share of Series C Preferred Stock at a rate per annum equal to 15% of the Liquidation Preference of such share. All dividends shall be cumulative, whether or not earned or declared, and shall accrue on a daily basis from the date of issuance of Series C Preferred Stock, and shall be payable annually in arrears on each Dividend Payment Date, commencing on the first Dividend Payment Date after the date of issuance of such Series C Preferred Stock. Each dividend on Series C

  Preferred Stock shall be payable to the Holders of record of Series C Preferred Stock as they appear on the stock register of the Corporation on such record date as may be fixed by the Board of Directors, which record date shall not be less than ten nor more than 60 days prior to the applicable Dividend Payment Date. Dividends shall cease to accrue in respect of shares of Series C Preferred Stock on the date of their repurchase by the Corporation unless the Corporation shall have failed to pay the relevant repurchase price on the date fixed for repurchase. Notwithstanding anything to the contrary set forth above, unless and until such dividends are declared by the Board of Directors, there shall be no obligation to pay such dividends in cash; provided, however, that such dividends shall continue to cumulate and shall be paid at the time of repurchase as provided herein if not earlier declared and paid.

          (b) All dividends paid with respect to shares of Series C Preferred Stock pursuant to paragraph A(3)(a) shall be paid pro rata to the Holders entitled thereto.

          (c) Dividends on account of arrears for any past Dividend Period and dividends in connection with any optional or mandatory redemption pursuant to paragraph A(5) hereof may be declared and paid at any time, without reference to any regular Dividend Payment Date, to the Holders of record on any date as maybe fixed by the Board of Directors, which date is not more than 30 days prior to the payment of such dividends.

          (d) No full dividends shall be declared by the Board of Directors or paid or funds set apart for the payment of dividends or other distributions on any Series C Parity Securities for any period, and no Series C Parity Securities may be repurchased, redeemed or otherwise retired, nor may funds be set apart for such payment, unless (i) full Accumulated Dividends have been paid or set apart for such payment on the Series C Preferred Stock and Series C Parity Securities for all Dividend Periods terminating on or prior to the date of payment of such full dividends or distributions on, or such repurchase or redemption of, such Series C Parity Securities (the "Series C Parity Payment Date") and (ii) an amount equal to a prorated dividend on the Series C Preferred Stock and Series C Parity Securities at the customary dividend rates for such securities for the period from the Dividend Payment Date immediately prior to the Series C Parity Payment Date to the Series C Parity Payment Date have been paid or set apart for payment. In the event that such dividends are not paid in full or set apart for payment with respect to all outstanding shares of Series C Preferred Stock and of any Series C Parity Securities and funds available for payment of dividends shall be insufficient to permit payment in full to the holders of all such stock of the full preferential amounts to which they are then entitled, then the entire amount available for payment of dividends shall be distributed ratably among all such holders of Series C Preferred Stock and of any Series C Parity Securities in proportion to the full amount to which they would otherwise be respectively entitled.

          (e) The Holders of Series C Preferred Stock shall be entitled to receive the dividends provided for in paragraph A(3)(a) hereof in preference to and in priority over any dividends upon any of the Series C Junior Securities, so that if at any time full Accumulated Dividends on all shares of Series C Preferred Stock then outstanding have not been paid for all Dividend Periods then elapsed and a prorated dividend on the Series C Preferred Stock at the rate aforesaid from the Dividend Payment Date immediately preceding the Series C Junior Payment Date (as defined below) to the Series C Junior Payment Date have not been paid or set aside for payment, the amount of such unpaid dividends shall be paid before any sum shall be set aside for or applied by the Corporation to the purchase, redemption or other acquisition for value of any shares of Series C Junior Securities (either pursuant to an applicable sinking fund requirement or otherwise) or any dividend or other distribution shall be paid or declared and set apart for payment on any Series A Junior Securities (the date of such actions to be referred to as the "Series C Junior Payment Date"). In addition to the dividends described in paragraph A(3)(a) above, if the Corporation pays a dividend on shares of Common Stock, the Corporation shall, at the same time,

2

  pay a divided to the Holders of all the outstanding shares of Series C Preferred Stock in an amount equal to forty (40%) percent of the amount of such dividend paid with respect to the Common Stock, such dividend to be paid to each such Holder pro rata according to the number of shares held by each Holder of Series C Preferred Stock; provided, however, that unless approved in advance by the Holders of a majority of the outstanding Series C Preferred Stock, no dividends shall be declared by the Board of Directors or paid or funds set apart for the payment of dividends or other distributions on any Series C Junior Securities for any period, and no Series C Junior Securities may be repurchased, redeemed or otherwise retired, nor may funds be set apart for such payment, while any shares of Series C Preferred Stock are outstanding; provided, further, however, that nothing contained in this paragraph 3 (e) shall prohibit the Corporation from repurchasing shares of Series C Junior Securities from a Holder who is, or was, an employee of the Corporation (or a subsidiary of the Corporation).

          (f) Dividends payable on Series C Preferred Stock for any period less than one year shall be computed on the basis of a 360-day year consisting of twelve 30-day months and the actual number of days elapsed in the period for which such dividends are payable.

          (g) The Corporation shall not claim any deduction from gross income for dividends paid on Series C Preferred Stock in any Federal income tax return, claim for refund, or other statement, report or submission made to the Internal Revenue Service, and shall make any election or take any similar action to effectuate the foregoing except, in each case, if there shall be a change in law such that the Corporation may claim such dividends as deductions from gross income without affecting the ability of the Holders to claim the dividends received deduction under Section 243(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code") (or any successor provision). At the reasonable request of any Holder (and at the expense of such Holder), the Corporation shall join in the submission to the Internal Revenue Service of a request for a ruling that the dividends paid on Series C Preferred Stock shall be eligible for the dividends received deduction under Section 243(a)(1) of the Code (or any successor provision). In addition, the Corporation shall cooperate with any Holder (at the expense of such Holder) in any litigation, appeal or other proceeding relating to the eligibility for the dividends received deduction under Section 243(a)(1) of the Code (or any successor provision) of any dividends (within the meaning of Section 316(a) of the Code or any successor provision) paid on Series C Preferred Stock. To the extent possible, the principles of this paragraph A(3)(g) shall also apply with respect to state and local income taxes.

4.
Liquidation Preference.

          (a)    Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the Holders of all shares of Series C Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount in cash equal to the Liquidation Preference per share plus an amount equal to a prorated dividend from the last Dividend Payment Date to the date fixed for liquidation, dissolution, or winding up, before any distribution is made on say Series C Junior Securities. If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the application of all amounts available for payments with respect to Series C Preferred Stock and all other Series C Parity Securities would not result in payment in full of Series C Preferred Stock and such other Series C Parity Securities, the Holders of Series C Preferred Stock and holders of Series C Parity Securities shall share equally and ratably in any distribution of assets of the Corporation in proportion to the full Liquidation Preference to which each is entitled.

          (b)    After payment of the full preferential amounts payable to the Holders of Series C Preferred Stock pursuant to paragraph A(4)(a) hereof and preferential payments to holders of any other series of preferred stock of the Corporation that ranks senior to the Common Stock as to

3

  distributions upon the liquidation, winding up or dissolution of the Corporation, the Holders of Series C Preferred Stock shall be entitled to be paid an amount equal to forty (40%) percent of the assets of the Corporation, if any, remaining that would otherwise be available for distribution to the holders of Common Stock. Such amount shall be paid to the Holders of Series C Preferred Stock pro rata according to the number of shares held by each Holder of Series C Preferred Stock. After payment in full pursuant to paragraph A(4)(a) and this paragraph A(4)(b), the Holders of Series C Preferred Stock shall not be entitled to any further participation in any distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation.

          (c)    For the purposes of this paragraph A(4), a Change of Control (as defined below) shall be included within the meaning of, and shall be deemed to be, a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, unless the Holders of a majority of the shares of Series C Preferred Stock outstanding on the record date, or if there is no record date, the effective date for such Change of Control, agree in writing that such event shall not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Corporation. For purposes hereof, "Change of Control" means, with respect to the Corporation, the occurrence of any of the following: (i) if any "person" or "group" (as such terms are used in Section 13(d) and Section 14(d) of the Exchange Act or any successor provisions to either of the foregoing) (other than a stockholder who or which owns 5% or more of the outstanding Common Stock of the Corporation on the Issue Date), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Stock of the Corporation then outstanding; or (ii) if the Corporation consolidates or merges with or into any other Person, other than a consolidation or merger in which the outstanding Voting Stock of the Corporation remains outstanding or is changed into or exchanged for cash, securities or other property with the effect that the beneficial owners of the Corporation's outstanding Voting Stock immediately before that transaction, beneficially own, directly or indirectly, more than 50% of the Voting Stock, measured by the voting power rather than number of shares, of the surviving Person immediately following that transaction; or (iii) upon the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the assets of the Corporation and its subsidiaries considered as a whole.

5.
Redemption.

          (a)    Optional Redemption.

            (i)    Subject to the rights of any Series C Senior Securities and Series C Parity Securities, the Corporation may, at its option, redeem at any time or from time to time, from any source of funds legally available therefor, in whole or in part, in the manner provided in paragraph A(5)(b) hereof, any or all of the shares of Series C Preferred Stock, at a redemption price per share of 100% of the effective Liquidation Preference per share, plus an amount equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Optional Redemption Date to the Optional Redemption Date, plus an amount equal to the quotient obtained by dividing (x) the Optional Redemption Equity Value (as determined pursuant to paragraph A(5)(a)(iv) hereof) by (y) the total number of shares of Series C Preferred Stock outstanding on the Optional Redemption Date.

            (ii)    No partial redemption of Series C Preferred Stock pursuant to paragraph A(5)(a) hereof may be authorized or made unless prior thereto, full accrued and unpaid dividends thereon for all Dividend Periods terminating on or prior to the Optional Redemption Date

4

    and an amount equal to a prorated dividend thereon for the period from the Dividend Payment Date immediately prior to the Optional Redemption Date to the Optional Redemption Date have been or immediately prior to the Redemption Notice are declared and paid in cash or are declared and there has been a sum set apart sufficient for such cash payment on the Optional Redemption Date.

            (iii)    In the event of a redemption pursuant to paragraph A(5)(a) hereof of only a portion of the then outstanding shares of Series C Preferred Stock, the Corporation shall effect such redemption pro rata according to the number of shares held by each Holder of Series C Preferred Stock; provided, however, that nothing in this paragraph A(5)(a) shall prohibit the Corporation from repurchasing shares of Series C Preferred Stock from a Holder who is, or was, an employee of the Corporation (or a subsidiary of the Corporation) (and from effecting such redemption only with such Holder).

            (iv)    The "Optional Redemption Equity Value" shall be an amount equal to forty (40%) percent of the aggregate fair value of 100% of the Common Stock of the Corporation, as mutually agreed upon by the Corporation and the Holders of a majority of the shares of Series C Preferred Stock outstanding immediately prior to the date the Redemption Notice is sent to the Holders of Series C Preferred pursuant to paragraph A(5)(b)(i) hereof, or, if the Corporation and such Holders shall fail to mutually agree upon the Optional Redemption Equity Value, then the Optional Redemption Equity Value shall be equal to forty (40%) percent of the fair market value of 100% of the Common Stock of the Corporation, as determined by an independent investment banking firm (the "Appraiser") mutually selected by the Company and such Holders. The Appraiser shall determine the Optional Redemption Equity Value as of a date which is within 90 days prior to the date that the Redemption Notice is sent to the Holders of Series C Preferred Stock pursuant to paragraph A(5)(b)(i) hereof. The Appraiser's determination of the Optional Redemption Equity Value shall be final and binding upon the Corporation and the Holders of shares of Series C Preferred Stock. The fees of the Appraiser shall be paid by the Corporation.

(b)
Procedures for Optional Redemption.

          (i)    At least 30 days and not more than 60 days prior to the date fixed for any redemption of Series C Preferred Stock pursuant to paragraph A(5)(a) hereof, written notice (the "Redemption Notice") shall be given by first class mail, postage prepaid, to each Holder of record of Series C Preferred Stock on the record date fixed for such redemption of Series C Preferred Stock at such Holder's address as set forth on the stock register of the Corporation on such record date; provided, however, that no failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of Series C Preferred Stock to be redeemed except as to the Holder or Holders to whom the Corporation has failed to give said notice or except as to the Holder or Holders whose notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which shares of Series C Preferred Stock may be listed or admitted to trading, the Redemption Notice shall state:

            (A)    the redemption price;

            (B)    whether all or less than all of the outstanding shares of Series C Preferred Stock redeemable thereunder are to be redeemed and the aggregate number of shares of Series C Preferred Stock being redeemed;

            (C)    the number of shares of Series C Preferred Stock held, as of the appropriate record date, by the Holder that the Corporation intends to redeem;

            (D)    the Optional Redemption Date;

5

            (E)    that the Holder is to surrender to the Corporation, at the place or places where certificates for shares of Series C Preferred Stock are to be surrendered for redemption, in the manner and at the price designated, his, her or its certificate or certificates representing the shares of Series C Preferred Stock to be redeemed; and

            (F)    that dividends on the shares of Series C Preferred Stock to be redeemed shall cease to accumulate on such Optional Redemption Date unless the Corporation defaults in the payment of the redemption price.

        Upon the mailing of any such Redemption Notice, the Corporation shall become obligated to redeem, on the Optional Redemption Date specified therein, all shares of Series C Preferred Stock called for redemption.

          (ii)    Each Holder shall surrender the certificate or certificates representing such shares of Series C Preferred Stock being so redeemed to the Corporation, duly endorsed, in the manner and at the place designated in the Redemption Notice, and on the Optional Redemption Date the full redemption price for such shares shall be payable in cash to the Person whose name appears on such certificate or certificates as the owner thereof; and each surrendered certificate shall be canceled and retired. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

          (iii)    If a Redemption Notice has been mailed in accordance with paragraph A(5)(b) above, unless the Corporation defaults in the payment in full of the redemption price, dividends on Series C Preferred Stock called for redemption shall cease to accumulate on the Optional Redemption Date, and the Holders of such redemption shares shall cease to have any further rights with respect thereto on the Optional Redemption Date, other than the right to receive the redemption price without interest.

(c)
Mandatory Redemption.

          (i)    Unless the Holders of a majority of the shares of Series C Preferred Stock outstanding immediately prior to the Mandatory Redemption Date shall otherwise agree in writing, all of the outstanding shares of Series C Preferred Stock shall be redeemed, from any source of funds legally available therefor, upon the closing of an initial public offering of the Corporation's Common Stock pursuant to an effective registration statement filed under the Securities Act of 1933, as amended (an "IPO"), at a redemption price per share equal to 100% of the effective Liquidation Preference, plus an amount equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Mandatory Redemption Date, plus an amount equal to the quotient obtained by dividing (x) the Mandatory Redemption Equity Value by (y) the total number of shares of Series C Preferred Stock outstanding immediately prior to the Mandatory Redemption Date.

          (ii)    Each Holder shall surrender the certificates or certificates representing such shares of Series C Preferred Stock being so redeemed to the Corporation, duly endorsed, in the manner and at the place designated by the Corporation in writing to each such Holder as soon as reasonably practicable prior to the Mandatory Redemption Date, and at the Mandatory Redemption Date, the full redemption price for such shares shall be payable in cash to the Person whose name appears on such certificate or certificates as the owner thereof; and each surrender certificate shall be canceled and retired. From and after the Mandatory Redemption Date, unless the Corporation defaults in the payment in full of the redemption price, dividends on Series C Preferred Stock shall cease to accumulate on the Mandatory Redemption Date, and the Holders of such redemption shares shall cease to have any further rights with respect thereto on the Mandatory Redemption Date, other than the right to receive the redemption price without interest.

6.
Voting Rights.

6

          (a)    The Holders of Series C Preferred Stock shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the shareholders of the Corporation, except as otherwise required by Delaware law or the Certificate of Incorporation and except that without the written consent of the holders of a majority of the outstanding shares of Series C Preferred Stock or the vote of the holders of a majority of the outstanding shares of Series C Preferred Stock at a meeting of the holders of Series C Preferred Stock called for such purpose, the Corporation shall not (a) sell, transfer, assign, lease, convey, liquidate, or otherwise dispose of or encumber, directly or indirectly, all or substantially all of its assets, or consolidate or merge with or into any other Person, (b) create, authorize or issue any other class or series of stock entitled to a preference prior to or on a parity with Series C Preferred Stock upon any dividend or distribution or any liquidation, distribution of assets, dissolution or winding up of the Corporation, or increase the authorized amount of any such other class or series, or (c) amend, alter or repeal any provision of the Corporation's Certificate of Incorporation so as to adversely affect the relative rights and preferences of the Series C Preferred Stock; provided, however, that any such amendment that changes the dividend payable on, or Liquidation Preference of, the Series C Preferred Stock shall require the affirmative vote of the holder of each share of Series C Preferred Stock at a meeting of such holders called for such purpose or the written consent of the holder of each share of Series C Preferred Stock.

          (b)    In any case in which the Holders of Series C Preferred Stock shall be entitled to vote, each Holder of Series C Preferred Stock shall he entitled to one vote for each share of Series C Preferred Stock held unless otherwise required by applicable law.

        7.    Conversion Or Exchange. The Holders of Series C Preferred Stock shall not have any rights hereunder to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of Capital Stock of the Corporation.

        8.    Reissuance of Series C Preferred Stock. Shares of Series C Preferred Stock which have been issued and reacquired in any manner, including shares purchased, redeemed or exchanged, shall have the status of authorized and unissued shares of preferred stock of the Corporation and may be reissued as part of a new series of preferred stock to be created by resolution or resolutions of the Board of Directors, or as part of any other series of preferred stock, all subject to the conditions or restrictions on issuance set forth in any resolution or resolutions adopted by the Board of Directors providing for the issuance of any series of preferred stock, it being understood that the Corporation may reissue shares of Series C Preferred Stock which are reacquired by the Corporation from a Holder who is, or was, an employee or director or consultant of the Corporation (or a subsidiary of the Corporation) so long as such reissued shares of Series C Preferred Stock are reissued to a person who is an employee or director or consultant of the Corporation (or a subsidiary of the Corporation) at the time of such reissue.

B.
Certain Additional Provisions.

          1.    Business Day. If any payment shall be required by the terms hereof to be made on a day that is not a Business Day, such payment shall be made on the immediately succeeding Business Day.

          2.    Reports. So long as any shares of Series C Preferred Stock remain outstanding, the Corporation shall send to the Holders of such Series C Preferred Stock at their addresses as set forth on the stock register of the Corporation all quarterly and annual reports sent to holders of Common Stock of the Corporation.

          3.    Method of Payment. Series C Preferred Stock shall be payable as to liquidation Preference, dividends, redemption payments, cash in lieu of fractional shares or other payments at the office of the Corporation maintained for such purpose or, at the option of the Corporation, payment of

7

  dividends may be made by check mailed to the Holders at their addresses set forth in the stock register of the Corporation.

          4.    Prohibitions and Restrictions Imposed by Series C Senior Securities and Indebtedness. To the extent that any action required to be taken by the Corporation under this Certificate of Designation shall be prohibited or restricted by the terms of Series C Senior Securities or any contract or instrument to which the Corporation is a party in respect of the incurrence of indebtedness, such Corporation's actions shall be delayed until such time as such prohibition or restriction is no longer in force.

          5.    Reservation of Right. The Board of Directors of the Corporation reserves the right by subsequent amendment of this resolution from time to time to increase or decrease the number of shares which constitute the Series C Preferred Stock (but not below the number of shares thereof then outstanding) and in other respects to amend this resolution within the limitations provided by law, this resolution and the Certificate of Incorporation of the Corporation.

        C.    Definitions. As used in this Certificate of Designation, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

        "Accumulated Dividends" means (i) with respect to any share of Series C Preferred Stock, the dividends that have accrued on such share as of such specific date for Dividend Periods ending on or prior to such date and that have not previously been paid in cash, and (ii) with respect to any Parity Security, the dividends that have accrued and are due on such security as of such specific date.

        "Annual Dividend Period" means the annual period commencing on each July 1 and ending on the following Dividend Payment Date, respectively.

        "Business Day" means any day accept a Saturday, Sunday or other day on which commercial banking institutions in New York City are authorized by law or executive order to close.

        "Capital Stock" means any and all shares, interests, participations, rights, or other equivalents (however designated) of corporate stock including, without limitation, partnership interests.

        "Dividend Payment Date" means June 30 of each year.

        "Dividend Period" means the Initial Dividend Period and, thereafter, each Annual Dividend Period.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        "Holder" means a holder of shares of Series C Preferred Stock.

        "Initial Dividend Period" means the dividend period commencing on the Issue Date and ending on the first Dividend Payment Date to occur thereafter.

        "IPO" has the meaning given to such term in paragraph A(5)(c)(ii).

        "Issue Date" means the date on which shares of Series C Preferred Stock are first issued by the Corporation.

        "Liquidation Preference" means, on any specific date, with respect to any share of Preferred Stock, the sum of (i) $2,000.00 per share (such amount being two (2) times the original issue price per share of Series C Preferred Stock), plus (ii) the Accumulated Dividends with respect to such share.

        "Mandatory Redemption Date" means the closing date of the Corporation's IPO.

        "Mandatory Redemption Equity Value" means an amount equal to forty (40%) percent of (x) the number of shares of the Common Stock of the Corporation outstanding immediately prior to the IPO

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multiplied by (y) the initial public offering price per share of Common Stock in the IPO (without taking into account any underwriting discounts or other expenses associated with the IPO).

        "Optional Redemption Date" means the date on which shares of Series C Preferred Stock are redeemed by the Corporation pursuant to paragraph A(5)(a)(i).

        "Optional Redemption Equity Value" has the meaning given to such term in paragraph A(5)(a)(iv).

        "Person" means any individual, corporation, partnership, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or any other entity of any kind.

        "Redemption Notice" has the meaning given to such term in paragraph A(5)(c) with respect to Series C Preferred Stock.

        "Series C Junior Payment Date" has the meaning given to such term in A(3)(c).

        "Series C Junior Securities" has the meaning given to such term in paragraph A(2).

        "Series C Parity Payment Date" has the meaning given to such term in A(3)(d).

        "Series C Parity Securities" has the meaning given to such term in paragraph A(2).

        "Series C Preferred Stock" has the meaning given to such term in paragraph A(1).

        "Series C Senior Securities" has the meaning given to such term in paragraph A(2).

        "Voting Stock" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors, or persons performing similar functions, of such Person, whether at all times or only for so long as no senior class of securities has such voting power by reason of any contingency.

        IN WITNESS WHEREOF, Acapulco Acquisition Corp. has caused this Certificate of Designation, Preferences and Rights of Series C 15% Cumulative Compounding Participating Preferred Stock to be duly executed by its Chief Financial Officer this 28th Day of November, 2001.

By:	/s/ GEORGE HARBISON Name: George Harbison Title: Chief Financial Officer

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CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS OF SERIES A 12.5% CUMULATIVE COMPOUNDING PREFERRED STOCK AND SERIES B 13.5% CUMULATIVE COMPOUNDING PREFERRED STOCK
OF
ACAPULCO ACQUISITION CORP.

        Acapulco Acquisition Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

FIRST: That the Amended and Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") was filed in the office of the Secretary of State of the State of Delaware on July 7, 1998, as amended, and a Certificate of Designation, Preferences and Rights of Series A 12.5% Cumulative Compounding Preferred Stock and Series B 13.5% Cumulative Compounding Preferred Stock (the "Existing Certificate of Designation") was filed in the office of the Secretary of State of the State of Delaware on July 7, 1998, as amended.

SECOND: That the Board of Directors of the Corporation by the unanimous written consent of its members adopted resolutions authorizing, proposing, and declaring advisable the following amendments to the Existing Certificate of Designation:

        RESOLVED, that Paragraph A(4)(b) of the Existing Certificate of Designation be amended by deleting the existing Paragraph A(4)(b) and replacing it with a new Paragraph A(4)(b) set forth below as follows:

          "(b) For the purposes of this Paragraph A(4), a Change of Control (as defined below) shall be included within the meaning of, and shall be deemed to be, a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, unless the Holders of a majority of the shares of Series A Preferred Stock outstanding on the record date, or if there is no record date, the effective date for such Change of Control, agree in writing that such event shall not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Corporation. For purposes hereof, "Change of Control" means, with respect to the Corporation, the occurrence of any of the following: (i) if any "person" or "group" (as such terms are used in Section 13(d) and Section 14(d) of the Exchange Act or any successor provisions to either of the foregoing) (other than a stockholder who or which owns 5% or more of the outstanding Common Stock of the Corporation on the date on which shares of the Corporation's Series C 15% Cumulative Compounding Participating Preferred Stock are first issued by the Corporation), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Stock of the Corporation then outstanding; or (ii) if the Corporation consolidates or merges with or into any other Person, other than a consolidation or merger in which the outstanding Voting Stock of the Corporation remains outstanding or is changed into or exchanged for cash, securities or other property with the effect that the beneficial owners of the Corporation's outstanding Voting Stock immediately before that transaction, beneficially own, directly or indirectly, more than 50% of the Voting Stock, measured by the voting power rather than number of shares, of the surviving Person immediately following that transaction; or (iii) upon the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the assets of the Corporation and its subsidiaries considered as a whole."

        RESOLVED, that Paragraph B(4)(b) of the Existing Certificate of Designation be amended by deleting the existing Paragraph B(4)(b) and replacing it with a new Paragraph B(4)(b) set forth below as follows:

          "(b) For the purposes of this Paragraph B(4), a Change of Control (as defined below) shall be included within the meaning of, and shall be deemed to be, a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, unless the Holders of a majority of the shares of Series B Preferred Stock outstanding on the record date, or if there is no record date, the effective date for such Change of Control, agree in writing that such event shall not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Corporation. For purposes hereof, "Change of Control" means, with respect to the Corporation, the occurrence of any of the following: (i) if any "person" or "group" (as such terms are used in Section 13(d) and Section 14(d) of the Exchange Act or any successor provisions to either of the foregoing) (other than a stockholder who or which owns 5% or more of the outstanding Common Stock of the Corporation on the date on which shares of the Corporation's Series C 15% Cumulative Compounding Participating Preferred Stock are first issued by the Corporation), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Stock of the Corporation then outstanding; or (ii) if the Corporation consolidates or merges with or into any other Person, other than a consolidation or merger in which the outstanding Voting Stock of the Corporation remains outstanding or is changed into or exchanged for cash, securities or other property with the effect that the beneficial owners of the Corporation's outstanding Voting Stock immediately before that transaction, beneficially own, directly or indirectly, more than 50% of the Voting Stock, measured by the voting power rather than number of shares, of the surviving Person immediately following that transaction; or (iii) upon the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the assets of the Corporation and its subsidiaries considered as a whole."

        RESOLVED, that Paragraph D of the Existing Certificate of Designation be amended so as to add the definition set forth below as follows:

        D.    "Voting Stock" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors, or persons performing similar functions, of such Person, whether at all times or only for so long as no senior class of securities has such voting power by reason of any contingency.

THIRD: That in lieu of a meeting and vote of the holders of a majority of the outstanding shares of Series A 12.5% Cumulative Compounding Preferred Stock (the "Series A Preferred Stock") and the holders of a majority of the outstanding shares of Series B 13.5% Cumulative Compounding Preferred Stock (the "Series B Preferred Stock"), the holders of a majority of the outstanding shares of Series A Preferred Stock and the holders of a majority of the outstanding shares of Series B Preferred Stock have given written consent to the amendment to Paragraphs A(4)(b), B(4)(b) and D of the Existing Certificate of Designation in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

FOURTH: That the aforesaid amendments were duly adopted in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

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        IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed this 28th day of November, 2001.

By:	/s/ GEORGE HARBISON Name: George Harbison Title: Chief Financial Officer

3

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS OF SERIES C
15% CUMULATIVE COMPOUNDING PARTICIPATING PREFERRED STOCK
OF
ACAPULCO ACQUISITION CORP.

        Acapulco Acquisition Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

FIRST:    That the Amended and Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") was filed in the office of the Secretary of State of the State of Delaware on July 7, 1998, as amended, and a Certificate of Designation, Preferences and Rights of Series C 15% Cumulative Compounding Participating Preferred Stock (the "Existing Certificate of Designation") was filed in the office of the Secretary of State of the State of Delaware on February 28, 2001.

SECOND:    That the Board of Directors of the Corporation adopted resolutions authorizing, proposing, and declaring advisable the following amendments to the Existing Certificate of Designation:

  RESOLVED, that Paragraph 3(c) of the Existing Certificate of Designation be amended by deleting the existing Paragraph 3(c) in its entirety and replacing it with a new Paragraph 3(c) set forth below as follows:

    (c)    Dividends on account of arrears for any past Dividend Period and dividends in connection with any optional redemption pursuant to paragraph A(5) hereof may be declared and paid at any time, without reference to any regular Dividend Payment Date, to the Holders of record on any date as maybe fixed by the Board of Directors, which date is not more than 30 days prior to the payment of such dividends.

  RESOLVED, that Paragraph A(5)(c) of the Existing Certificate of Designation be shall be deleted in its entirety.

  RESOLVED, that Paragraph C of the Existing Certificate of Designation be amended by deleting the existing definition of "Redemption Notice" set forth therein and replacing such definition with the definition set forth below as follows:

    (C)    "Redemption Notice" has the meaning given to such term in paragraph A(5)(b) with respect to Series C Preferred Stock.

  RESOLVED, that Paragraph C of the Existing Certificate of Designation be amended so as to delete the existing definitions of "IPO", "Mandatory Redemption Date" and "Mandatory Redemption Equity Value" set forth therein.

THIRD:    That in lieu of a meeting and vote of the holders of a majority of the outstanding shares of Series C 15% Cumulative Compounding Participating Preferred Stock, such holders have given written consent to the amendment to Paragraphs 3(c), A(5)(c) and C of the Existing Certificate of Designation in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

FOURTH:    That the aforesaid amendments were duly adopted in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed this 3rd day of March, 2004.

By:	/s/ STEVEN TANNER Steven Tanner Chief Financial Officer

2

CERTIFICATE OF INCREASE
OF
SHARES DESIGNATED
AS
SERIES C 15% CUMULATIVE COMPOUNDING PARTICIPATING PREFERRED STOCK

        Acapulco Acquisition Corp., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"),

        DOES HEREBY CERTIFY:

        That the Certificate of Incorporation of the Corporation was filed in the office of the Secretary of State of Delaware on May 15, 1998, an Amended and Restated Certificate of Incorporation was filed in the office of the Secretary of State of Delaware on July 7, 1998 and a Certificate of Designation, Preferences and Rights of Series C 15% Cumulative Compounding Participating Preferred Stock was filed in the office of the Secretary of State of Delaware on November 28, 2001.

        That the Board of Directors of the Corporation by the unanimous written consent of its members, filed with the minutes of the Board of Directors, duly adopted a resolution authorizing and directing an increase in the number of shares designated as Series C 15% Cumulative Compounding Participating Preferred Stock of the Corporation, from 15,000 shares to 15,325 shares in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed this 23 day of September, 2002.

ACAPULCO ACQUISITION CORP.
/S/ FREDERICK F. WOLFE
By:	Frederick F. Wolfe
Title:	Chief Executive Officer

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Exhibit 3.1 Amended and Restated Certificate of Incorporation of Real Mex Restaurants, Inc.